UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

NUVILEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12510 Prosperity Drive, Suite 310 Silver Spring, Maryland	20904-1643
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (917) 595-2850

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 25, 2013, the Company entered into a Licensing Agreement (“Licensing Agreement”) with Austrianova Singapore Pte. Ltd. (“Austrianova”) pursuant to which the Company acquired the exclusive, worldwide license to use: (i) the cellulose-based live-cell encapsulation technology of Austrianova, known as “Cell-in-a-Box™,” for the treatment of diabetes; and (ii) the “Cell-In-A-Box™” trademark of Austrianova. Pursuant to the Licensing Agreement, the Company was required to pay $1.0 million to Austrianova Singapore on October 31, 2013. That payment was made on October 30, 2013.

A second payment of $1.0 million is required to be paid to Austrianova by April 30, 2014 in order to retain Nuvilex’s exclusive worldwide license to use the “Cell-in-a-Box™” technology for the development of treatments for diabetes. On February 25, 2014, the Company made the second required payment to Austrianova, thereby fulfilling all financial obligations required to be met by the Company under the Licensing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2014

Nuvilex, Inc.

/s/ Kenneth L. Waggoner
Kenneth L. Waggoner
Chief Executive Officer